AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

LEHIGH GAS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	45-4165414
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(610) 625-8000

(Address of Principal Executive Offices)

LEHIGH GAS PARTNERS LP

2012 INCENTIVE AWARD PLAN

(Full title of plan)

Joseph V. Topper, Jr.

702 West Hamilton Street, Suite 203

Allentown, PA 18101

(610) 625-8000

(Name, address and telephone number,

including area code, of agent for service)

With copies to:

Richard A. Silfen
Chad J. Rubin
Duane Morris LLP
30 S. 17th St.
Philadelphia, Pennsylvania 19103
(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common units representing limited partner interest	1,505,000	$20.82	$31,334,100	$4,273.97

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered such additional common units representing limited partner interests in Lehigh Gas Partners LP (“Common Units”) as may become issuable pursuant to the adjustment provisions of the Lehigh Gas Partners LP 2012 Incentive Award Plan.

(2)   Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.  The price per unit being registered hereby is based on the price of $20.82 per unit, which is the average of the high and low trading prices per Common Unit on October 26, 2012, as reported by the New York Stock Exchange.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Lehigh Gas Partners LP (the “Registrant”) will send or give to all participants in the Lehigh Gas Partners LP 2012 Incentive Award Plan (the “Plan”) document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act:

(a)   The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-181370), originally filed with the Commission on May 11, 2012 (as amended, and including exhibits, the “S-1 Registration Statement”);

(b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)   The description of the Registrant’s Common Units included under the caption “Description of Common Units” in the prospectus forming a part of the S-1 Registration Statement, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, on October 22, 2012, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.   Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Subject to any terms, conditions, and restrictions set forth in the Registrant’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership such as the Registrant to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

Under the Registrant’s partnership agreement, in most circumstances, the Registrant will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar liabilities:

•      The Registrant’s general partner;

•      any departing general partner;

•      any person who is or was an affiliate of the Registrant’s general partner or any departing general partner;

•      any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Registrant, its subsidiaries, its general partner, any departing general partner or any of their affiliates;

•      any person who is or was serving as a director, officer manager, managing member, general partner, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or its subsidiaries;

•      any person who controls the Registrant’s general partner or any departing general partner; and

•      any person designated by the Registrant’s general partner.

The Registrant expects to enter into indemnification agreements with its directors which will generally indemnify its directors to the fullest extent permitted by law.  The Registrant’s general partner will maintain director and officer liability insurance for the benefit of its directors and officers.

The Registrant has entered into an omnibus agreement, pursuant to which the Registrant will indemnify Lehigh Gas Corporation, the sole member of the Registrant’s general partner, for all claims, losses and expenses attributable to the operations of the Registrant’s business and properties, to the extent that such losses are not subject to Lehigh Gas Corporation’s indemnification obligations.

The Registrant also has entered into an underwriting agreement, which provides for the indemnification of the Registrant, its general partner, its officers and directors, and any person who controls the Registrant or its general partner, including indemnification for liabilities under the Securities Act.

Reference is made to Item 9 for the Registrant’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

4.1

Certificate of Limited Partnership of Lehigh Gas Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on May 11, 2012).

4.2

First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 30, 2012).

4.3

Lehigh Gas Partners LP 2012 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 3 of the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on August 10, 2012).

4.4

Form of Long-Term Incentive Plan Grant Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 4 of the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on October 4, 2012).

5.1*	Opinion of Duane Morris LLP as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included on the signature page of the Registration Statement).

*   Filed herewith.

Item 9.    Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to

Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Allentown, Commonwealth of Pennsylvania, on October 30, 2012.

LEHIGH GAS PARTNERS LP

By: LEHIGH GAS GP LLC
Its General Partner

By:	/s/ Mark L. Miller
	Name:	Mark L. Miller
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph V. Topper, Jr., Mark L. Miller, and Karen Yeakel, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on October 30, 2012.

Signature	Title

/s/ Joseph V. Topper, Jr.	Chairman of the Board and Chief Executive Officer
Joseph V. Topper, Jr.	(Principal Executive Officer)

/s/ Mark L. Miller	Chief Financial Officer
Mark L. Miller	(Principal Financial Officer)

/s/ James J. Devlin, Jr.	Chief Accounting Officer
James J. Devlin, Jr.	(Principal Accounting Officer)

/s/ Warren S. Kimber, Jr.	Director
Warren S. Kimber, Jr.

/s/ John F. Malloy	Director
John F. Malloy

/s/ James H. Miller	Director
James H. Miller

/s/ John B. Reilly, III	Director
John B. Reilly, III

/s/ Maura Topper	Director
Maura Topper

/s/ Robert L. Wiss	Director
Robert L. Wiss

EXHIBIT INDEX

4.1

Certificate of Limited Partnership of Lehigh Gas Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on May 11, 2012).

4.2

First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP, dated October 30, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 30, 2012).

4.3

Lehigh Gas Partners LP 2012 Incentive Award Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 3 of the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on August 10, 2012).

4.4

Form of Long-Term Incentive Plan Grant Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 4 of the Registrant’s Form S-1 Registration Statement (File No. 333-181370), filed with the Commission on October 4, 2012).

5.1*	Opinion of Duane Morris LLP as to the legality of the securities being registered.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Duane Morris LLP (included in Exhibit 5.1).

24*	Powers of Attorney (included on the signature page of the Registration Statement).

*   Filed herewith.